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                                                                    EXHIBIT 11.1

                      I.C.H. CORPORATION AND SUBSIDIARIES
            COMPUTATION OF EARNINGS (LOSS) PER SHARE OF COMMON STOCK
             ON AVERAGE SHARES OUTSTANDING AND FULLY DILUTED BASES
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                 YEAR ENDED DECEMBER 31,
                                          -------------------------------------
                                             1993         1992         1991
                                          -----------  -----------  -----------
Computation for statements of earnings:
    Operating earnings..................  $   211,924  $    50,855  $    25,429
    Less dividends on preferred stock...      (28,784)     (30,800)     (30,800)
                                          -----------  -----------  -----------
    Operating earnings (loss) applicable
     to common stock....................      183,140       20,055       (5,371)
    Cumulative effect of changes in
     accounting methods.................       (6,734)                    8,783
    Extraordinary losses................       (1,919)      (4,342)
                                          -----------  -----------  -----------
    Net earnings applicable to common
     stock..............................  $   174,487  $    15,713  $     3,412
                                          -----------  -----------  -----------
                                          -----------  -----------  -----------
    Weighted average common shares
     outstanding........................   47,915,551   48,139,870   48,181,751
                                          -----------  -----------  -----------
                                          -----------  -----------  -----------
    Primary earnings per common share:
        Operating earnings..............  $      3.82  $       .42  $      (.11)
        Cumulative effect of changes in
         accounting methods.............         (.14)                      .18
        Extraordinary losses............         (.04)        (.09)
                                                -----        -----        -----
            Net earnings................  $      3.64  $       .33  $       .07
                                                -----        -----        -----
                                                -----        -----        -----
Additional computations(A):
    Weighted average common shares
     outstanding........................   47,915,551   48,139,870   48,181,751
    Incremental common shares applicable
      to common stock options based on
      the common stock daily average
      market price during the year......      762,500      315,504      224,760
                                          -----------  -----------  -----------
    Weighted average common shares, as
     adjusted...........................   48,678,051   48,455,374   48,406,511
                                          -----------  -----------  -----------
                                          -----------  -----------  -----------
    Weighted average common shares
     outstanding........................   47,915,551   48,139,870   48,181,751
    Incremental common shares applicable
      to common stock options based on
      the more dilutive of the common
      stock ending or daily average
      market price during the year......      767,975      315,504      224,760
    Assumed conversion of convertible
     preferred shares...................    7,867,451    7,867,527    7,867,527
                                          -----------  -----------  -----------
    Weighted average common shares,
     assuming full dilution.............   56,550,977   56,322,901   56,274,038
                                          -----------  -----------  -----------
                                          -----------  -----------  -----------
    Net earnings applicable to common
      stock assuming conversion of
      convertible preferred stock.......  $   191,157  $    32,383  $    20,082
                                          -----------  -----------  -----------
                                          -----------  -----------  -----------
    Earnings per common share:
        Primary, including common stock
         equivalents:
            Operating earnings (loss)...  $      3.77  $       .41  $      (.11)
            Cumulative effect of changes
             in accounting methods......         (.14)                      .18
            Extraordinary losses........         (.04)        (.09)
                                                -----        -----  -----------
                Net earnings............  $      3.59  $       .32  $       .07
                                                -----        -----  -----------
                                                -----        -----  -----------
        Fully diluted, assuming
         conversion of all applicable
          securities:
            Operating earnings..........  $      3.53  $       .65  $       .20
            Cumulative effect of changes
             in accounting methods......         (.12)                      .16
            Extraordinary losses........         (.03)        (.08)
                                                -----        -----  -----------
                Net earnings............  $      3.38  $       .57  $       .36
                                                -----        -----  -----------
                                                -----        -----  -----------

- ----------
    (A) These calculations are submitted in accordance with Securities Exchange Act of 1934 Release No. 9083, although not required in certain periods by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because they result in dilution of less than 3%. Fully diluted earnings in 1992 and 1991 are considered "antidilutive" because they result in per share earnings that exceed per share earnings as determined on the primary basis. Fully diluted earnings per share in 1992 and 1991 as reflected in the consolidated statement of earnings were determined based on primary earnings per share calculations as a result of such antidilution.
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